UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2015 (the “Execution Date”), Strategic Hotels & Resorts, Inc. (the “Company”) and SHR MLB, LLC (the “Purchaser”), a wholly-owned subsidiary of Strategic Hotel Funding, L.L.C., the operating partnership of the Company, entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with Laguna Beach Luxury Hotel LLC (the “Seller”), and Ohana Holdings, L.L.C. (the “Seller Affiliate”), pursuant to which the Seller agreed to sell to the Purchaser and the Purchaser agreed to acquire from the Seller the hotel commonly known as the Montage Laguna Beach Resort (the “Hotel”) and related property for an aggregate purchase price of $360,000,000, which includes (i) $100,000,000 of the Company’s common stock, par value $0.01 per share (the “Common Stock”), valued at a price of the volume-weighted average price of a share of Common Stock over the 10 trading days ending on and including the date five business days prior to the Execution Date, (ii) approximately $110,000,000 in cash and (iii) the assumption of $150,000,000 of financing (the “Mortgage Loan Assumption”) encumbering the Hotel, subject to certain adjustments provided for in the Purchase and Sale Agreement (the “Acquisition”).

The Acquisition closed on January 29, 2015 (the “Closing Date”). On the Closing Date, 7,347,539 shares of Common Stock (the “Shares”) were issued to the Seller Affiliate in accordance with the terms and conditions of the Purchase and Sale Agreement. The issuance of the Shares pursuant to the Purchase and Sale Agreement was made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

In addition, as contemplated by the Purchase and Sale Agreement, on the Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Seller Affiliate pursuant to which, among other things, the Company agreed to file a resale shelf registration statement with the Securities and Exchange Commission (or a prospectus supplement to an effective automatic shelf registration statement) to register the resale of the Shares as soon as reasonably practicable but not later than the fifth business day after the Closing Date.

In connection with the Mortgage Loan Assumption, on the Closing Date, the Purchaser entered into an amended and restated loan agreement (the “Loan Agreement”) with Massachusetts Mutual Life Insurance Company, as lender (the “Mortgage Loan”). Pursuant to the Loan Agreement, the principal amount of the Mortgage Loan is $150,000,000, which bears interest at a fixed rate of 3.90% per annum and matures in August 2021. The Mortgage Loan is secured by, among other things, a first mortgage with respect to the Hotel.

The foregoing descriptions of each of the Purchase and Sale Agreement, the Registration Rights Agreement and the Loan Agreement are qualified in their entirety by reference to the Purchase and Sale Agreement, the Registration Rights Agreement and the Loan Agreement, copies of which will be attached as exhibits to the Company’s annual report on Form 10-K for the year ended December 31, 2014, which the Company intends to file in February 2015.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” of this Current Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” of this Current Report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Acquisition is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

In connection with the Acquisition, any financial statements that are required to be filed pursuant to this item will be filed by amendment to this Current Report as soon as practicable, but not later than 71 days after the date that this Current Report is required to be filed.

(b)	Pro forma financial information.

In connection with the Acquisition, any pro forma financial information that is required to be filed pursuant to this item will be filed by amendment to this Current Report as soon as practicable, but not later than 71 days after the date that this Current Report is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated January 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

January 29, 2015	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 29, 2015